EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

of

INSMED INCORPORATED

(Effective as of January 28, 2004)

ARTICLE I

MEETINGS OF SHAREHOLDERS

SECTION 1. Place of Meetings. All meetings of the shareholders of Insmed Incorporated (hereinafter called the “Corporation”) shall be held at such place, either within or outside of the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the “Board”).

SECTION 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Monday in May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

SECTION 3. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law or in the Articles of Incorporation of the Corporation as from time to time amended (hereinafter called the “Articles”), may be held at any time upon the call of the Board, the Chairman of the Board or the President. No other person shall be authorized or entitled to call a special meeting of the shareholders.

SECTION 4. Notice of Meetings. Except as otherwise provided by law or the Articles, not less than ten nor more than sixty days’ notice in writing of the place, day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder in a postage prepaid envelope addressed to such shareholder at his address as it appears on the stock transfer books of the Corporation. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not !awfully called or convened, or who shall waive notice thereof in writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law. Any previously scheduled annual meeting of the shareholders may be postponed, and any special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public announcement given prior to the time previously scheduled for such annual or special meeting of the shareholders.

SECTION 5. Quorum. Shares representing a majority of the votes entitled to be cast on a matter by all classes or series which are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. Voting. Unless otherwise provided by law or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy in writing. Unless demanded by a shareholder present in person or represented by proxy at any meeting of the shareholders and entitled to vote thereon or so directed by the Chairman of the Board, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or his proxy, and it shall show the number of shares voted.

SECTION 7. Judges. One or more judges or inspectors of election for any meeting of shareholders may be appointed by the Chairman of the Board, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

SECTION 8. Conduct of Meeting. At each meeting of shareholders, the Chairman of the Board shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.

SECTION 9. Business Proposed by a Shareholder. At each meeting of the shareholders, the Chairman of the Board shall act as chairman and preside. In his absence, the Chairman of the Board may designate another officer of the Corporation who need not be a director to preside. The Secretary of the Corporation or an Assistant Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting. At any annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) in the case of an annual meeting of shareholders, properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of the Corporation’s proxy statement for the immediately preceding year’s annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the shareholder proposing such business and any other person on whose behalf the proposal is being made, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder and any other person on whose behalf the proposal is made, (iv) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business and (v) any material interest of the shareholder and any other person on whose behalf the proposal is made, in such business. In the event that a shareholder attempts to bring business before a meeting without complying with the procedures set forth in this Article I, Section 9, such business shall not be transacted at such meeting. The Chairman of the Board of Directors shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article I, Section 9 and, if any business is not proposed in compliance with this Article 1, Section 9, to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

SECTION 10. Nominations by Shareholders. Subject to the rights of holders of any Preferred Stock outstanding, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. Any such shareholder may nominate one or more persons for election as directors at a meeting only if it is an annual meeting and such shareholder has given timely written notice of such shareholder’s intent to make such nomination or nominations. To be timely, a shareholder’s notice must be delivered either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of the Corporation’s proxy statement for the immediately preceding year’s annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated; (b) the class and number of shares of the Corporation that are owned by the shareholder and any other person on whose behalf the nomination is being made, (c) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (e) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to being named in the Proxy Statement as a nominee and to serve as a director of the Corporation if so elected. In the event that a shareholder attempts to nominate any person without complying with the procedures set forth in this Article I, Section 10, such person shall not be nominated and shall not stand for election at such meeting. The Chairman of the Board of Directors shall have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article I, Section 10 and, if any proposed nomination is not in compliance with this Article I. Section 10, to declare that such defective proposal shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Number, Classification, Term, Election. The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall be divided into three classes having staggered terms of office as specified in the Articles of Incorporation. The number of directors constituting the Board of Directors shall be designated by a resolution of the Board of Directors, but shall be not less than six nor more than 10, a majority of whom must be “independent directors” as defined in the rules of The Nasdaq Stock Market. No director need be a shareholder. Directors shall be elected at each annual meeting to succeed those directors whose terms have expired and to fill any vacancies then existing. Each director who is re-elected or elected to succeed a director whose term has expired shall hold office for the term of three years as specified in the Articles of Incorporation and until his successor is elected.

SECTION 2. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

SECTION 3. Place of Meetings. The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 4. Organization Meeting. After each annual election of directors, as soon as conveniently may be, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Notice of organization meetings of the Board need not be given. Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

SECTION 5. Regular Meetings. Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

SECTION 6. Special Meetings. Special meetings of the Board shall be held whenever called by the Chief Executive Officer, or by the Secretary at the request of any three directors. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than twenty-four hours before such meeting is to be held, or shall be sent addressed to him at such place by e-mail or facsimile, or be delivered personally or by telephone, not later than twenty-four hours before such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

SECTION 7. Quorum. At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

SECTION 8. Waivers of Notice of Meetings. Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

SECTION 9. Telephone Meetings. Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

SECTION 10. Actions Without Meetings. Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE III

COMMITTEES

SECTION 1. Standing Committees.

(a) Number. There shall be three standing Committees of the Board which shall be comprised only of directors. The standing committees are as follows: (i) Audit, (ii) Compensation and (iii) Nominations and Governance.

Upon recommendation by the Chairman of the Board as to the membership of each Committee, the Board, by resolution adopted by a majority of the number of directors fixed by these Bylaws, shall elect the membership of each committee, who shall serve at the pleasure of the Board.

(b) Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

(c) Conduct of Meetings. Any action required or permitted to be taken by any Committee may be taken without a meeting if all members of the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents of the members shall be filed with the minutes of the proceedings of the Committee.

(d) Meetings and Minutes. Subject to the foregoing, and unless the Board shall otherwise decide, each Committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Special meetings of a Committee may be held at anytime and any place upon the call of the Chairman of the Board, the Chairman of the Committee, or any two members of the Committee. Each Committee shall keep minutes of all meetings which shall be at all times available to directors. Action taken by a Committee shall be reported promptly to the Board but not less frequently than quarterly.

(e) Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board or until such Committee is dissolved by the Board.

(f) Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board as would suffice for his election.

(g) Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of directors fixed by these Bylaws.

SECTION 2. Audit Committee.

(a) How Constituted. The Audit Committee shall consist of not less than three directors. On recommendation of the Nominations and Governance Committee, the Board of Directors shall appoint the members of the Audit Committee and shall designate the Chairman of the Audit Committee. Each member of the Audit Committee must be an “independent director” (as defined in the rules of The Nasdaq Stock Market, as then in effect) and must satisfy the enhanced independence requirements for audit committee members set forth in the rules of the Securities and Exchange Commission and The Nasdaq Stock Market, in each case as then in effect. In addition, each member must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, in compliance with the rules of The Nasdaq Stock Market. Furthermore, at least one member of the Audit Committee shall be an “audit committee financial expert,” as such term is defined in the rules of the Securities and Exchange Commission, and shall have accounting or related financial management expertise in compliance with the rules of The Nasdaq Stock Market. If the Chairman of the Audit Committee will not be present at a meeting, he or she may designate any member of the Audit Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Audit Committee, may attend Audit Committee meetings upon the invitation of the Chairman of the Audit Committee.

(b) Primary Responsibilities. The primary responsibilities of the Audit Committee shall consist of assisting the Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Corporation and its subsidiaries by reviewing and overseeing: (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation’s systems of internal controls regarding finance and accounting that management and the Board have established; (iii) the Corporation’s auditing, accounting and financial reporting processes generally; (iv) the independent accountant’s qualifications and independence; (v) the performance of the Corporation’s independent accountants and internal audit functions, if any; and (vi) the Corporation’s compliance with legal and fiscal regulatory requirements. The Board shall approve a Charter of the Audit Committee setting forth in detail the purposes, objectives and duties of the Audit Committee.

SECTION 3. Compensation Committee.

(a) How Constituted. The Compensation Committee shall consist of not less than two directors. On recommendation of the Nominations and Governance Committee, the Board of Directors shall appoint the members of the Compensation Committee and shall designate the Chairman of the Compensation Committee. Each member of the Compensation Committee must be an “independent director” as defined in the rules of The Nasdaq Stock Market, as then in effect. If the Chairman of the Compensation Committee will not be present at a meeting, he or she may designate any member of the Compensation Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Compensation Committee, may attend Compensation Committee meetings upon the invitation of the Chairman of the Compensation Committee.

(b) Primary Responsibilities. The primary responsibilities of the Compensation Committee shall consist of developing and overseeing the implementation of the Corporation’s philosophy with respect to the compensation of executive officers and determining, or recommending to the Board for determination, the compensation of the chief executive officer and all other executive officers. The Compensation Committee shall have the overall responsibility for the executive compensation plans, policies, and programs on behalf of the Board of Directors. The Compensation Committee reports to the Board of Directors on all matters within the Compensation Committee’s responsibilities. The Board shall approve a Charter of the Compensation Committee setting forth in detail the purposes, objectives and duties of the Compensation Committee.

SECTION 4. Nominations and Governance Committee.

(a) How Constituted. The Nominations and Governance Committee shall consist of not less than two directors. Each member of the Nominations and Governance Committee must be an “independent director” as defined in the rules of The Nasdaq Stock Market, as then in effect. The members of the Nominations and Governance Committee shall be appointed by the Board at the Board’s annual meeting and may be removed by the Board. The members of the Nominations and Governance Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Nominations and Governance Committee shall designate a Chairman by majority vote of the full Nominations and Governance Committee membership. If the Chairman of the Nominations and Governance Committee will not be present at a meeting, he or she may designate any member of the Nominations and Governance Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Nominations and Governance Committee, may attend Nominations and Governance Committee meetings upon the invitation of the Chairman of the Nominations and Governance Committee.

(b) Primary Responsibilities. The primary responsibilities of the Nominations and Governance Committee shall include: (i) assisting the Board by identifying and recruiting individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of shareholders; (ii) recommending to the Board director nominees for each committee; (iii) overseeing the governance of the Corporation including recommending to the Board Corporate Governance Guidelines for the Corporation; and (iv) leading the Board in its annual review of the Board’s performance. The Nominations and Governance Committee reports to the Board of Directors on all matters within the Nominations and Governance Committee’s responsibilities. The Board shall approve a Charter of the Nominations and Governance Committee setting forth in detail the purposes, objectives and duties of the Nominations and Governance Committee.

SECTION 5. Other Committees.

The Board, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable (including, without limitation, an Executive Committee), each consisting of not less than two directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

The Chairman of the Board may establish such other special committees of the Board as he deems advisable, and may appoint the members of such committees. Any such committees shall have the authority to consider, review, advise and recommend to the Chairman of the Board with respect to such matters as may be referred to it by the Chairman of the Board, but shall have no authority to act for the Corporation except with the prior approval of the Board.

ARTICLE IV

OFFICERS

SECTION 1. Number, Term, Election. The officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Controller and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be chosen, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

SECTION 2. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board and the Executive and Finance Committee, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation. In addition to acting as Chief Executive Officer of the Corporation, he or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board are carried into effect. In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office.

SECTION 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of the shareholders. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer.

SECTION 4. President. The President shall have such powers and perform such duties as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer.

SECTION 5. Vice-Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.

SECTION 6. Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.

If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

SECTION 7. Controller. The Controller shall be the accounting officer of the Corporation. He or she shall keep full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and cause regular audits of the books and records of the Corporation to be made. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Controller may be performed by one or more assistants, to be appointed by the Board.

SECTION 8. Secretary. The Secretary shall keep the minutes of meetings of shareholders, of the Board, and, when requested, of Committees of the Board; and he or she shall attend to the giving and sending of notices of all meetings thereof. He or she shall keep or cause to be kept such stock and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

SECTION 9. Powers and Duties of Other Officers. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these Bylaws, or as prescribed by the Chairman of the Board.

ARTICLE V

REMOVALS AND RESIGNATIONS

SECTION 1. Removal of Officers. Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

SECTION 2. Resignation. Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3. Vacancies. Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

SECTION 1. Execution of Contracts. Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes of other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

SECTION 5. Voting of Securities. Unless otherwise provided by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

ARTICLE VI

CAPITAL STOCK

SECTION 1. Shares. Shares of the Corporation may but need not be represented by certificates. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Virginia Stock Corporation Act (the “VSCA”) and as determined by the Board of Directors, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

SECTION 2. Stock Transfer Books and Transfer of Shares. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 3. Holder of Record. Except as otherwise required by the VSCA, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

SECTION 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 5. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

SECTION 6. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

ARTICLE VIII

INSPECTION OF RECORDS

The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these Bylaws or authorized by the Board.

ARTICLE IX

AUDITOR

The Board shall annually appoint an independent accountant who shall carefully examine the books of the Corporation. One such examination shall be made immediately after the close of the fiscal year and be ready for presentation at the annual meeting of shareholders of the Corporation, and such other examinations shall be made as the Board may direct.

ARTICLE X

SEAL

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year “1999.”

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE XII

EMERGENCY BYLAWS

SECTION 1. Definitions. As used in these Emergency Bylaws,

(a) the term “period of emergency” shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

(b) the term “incapacitated” shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

(c) the term “senior officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, any corporate Vice President, the Treasurer, the Controller and the Secretary, and any other person who may have been so designated by the Board before the emergency.

SECTION 2. Applicability. These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency. No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

SECTION 3. Board of Directors. (a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

(b) At any meeting of the Board, three directors (or such lesser number as may be fixed by these Bylaws as the number of members of the Board of Directors) in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors (or such lesser number as specified above) should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

(c) In addition to the Board’s powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

(d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

SECTION 4. Appointment of Officers. In addition to the Board’s powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

SECTION 5. Amendments. These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the last sentence of Section 2 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.